March 19, 2020
Dear Valued Customer:

Thank you for your partnership as we all navigate the unfortunate and unique situation driven by COVID-19. We are managing our business from all relevant standpoints, including partnering with our suppliers, confirming we retain our high manufacturing quality standards, closely collaborating with you and ensuring employee wellness.

We value our relationship and, therefore, feel it is important to proactively communicate what we are seeing in our businesses, the steps we are taking and any potential impact to you.

What steps is The J.M. Smucker Company taking to manage employee wellness?
Like many organizations, we have taken steps to help limit the spread of COVID-19. Those currently include:
•Eliminating international travel and restricting domestic travel in accordance with federal and local guidelines
•Limiting visits to our facilities and confirming our health expectations with those organizations that must visit our facilities
•Encouraging appropriate social distancing and reinforcing our GMP and hygiene standards
•Strongly encouraging employees to work from home when feasible
•Thoroughly sanitizing our workplaces with medical-grade supplies based on guidelines from federal and local health organizations

Additionally, we have formal processes in place to quarantine employees who have tested positive for COVID-19, have recently visited geographies where the virus is widespread, or believe they have come in contact with someone who has the virus.

What is The J.M. Smucker Company doing to address the impact of COVID-19 on its business?
We understand the importance of providing a steady supply of food for consumers and their pets, particularly in uncertain times like these. That’s why we are acting quickly and aggressively. Some of the key steps we are taking include:
•Leveraging our relationships with suppliers to maintain a consistent supply of ingredients and packaging materials
•Maximizing the production capacity at our manufacturing facilities and increasing the number of appointments at our distribution centers
•Prioritizing production of our most demanded items
•Working with federal and local government officials to ensure they understand the importance of allowing us to continue supplying you with products
•Ensuring our employees have the appropriate support to react quickly to mitigate anything that could impact our ability to meet customer and consumer needs

How is The J.M. Smucker Company managing the impact of COVID-19 on each of its strategic business areas?
Here is some information about how we are currently managing each of our U.S. retail businesses:

Consumer Foods

Current Operations Status
All manufacturing facilities are currently able to produce products that are in high demand; however, our facilities are nearing or at full production capacity.

Actions We’re Taking
As you know, we have experienced unprecedented demand for peanut butter and are currently allocating supply to assist customers in maximizing shelf presence during this time. As a result, the following actions are being taken:

•Prioritizing production of our top items:  Jif® Creamy 16oz, Jif® Creamy 28oz, Jif® Creamy 40oz, Jif® Crunchy 40oz, and Jif® Creamy 96oz (club pack)
•Terminating promotions scheduled to start between April 17, 2020 and November 30, 2020
•Delaying launch of Jif® innovation
•Closely managing the supply of our regional peanut butter brands (Smucker’s®, Laura Scudder’s®, Adam’s® and Santa Cruz Organic®)
As previously, communicated, we will continue to allocate shelf stable TruRoots® quinoa and lentils, as well as Santa Cruz Organic® apple sauce.

We are also experiencing an increase in orders, and are closely monitoring requests, for our Smucker’s® Uncrustables® sandwiches, fruit spreads, R. W. Knudsen® juice boxes and Crisco® cooking oil products.  Order adjustments will be made in the short term to maintain adequate supply. We will use the next several days to determine if any further action is required.

Coffee

Current Operations Status
We are currently able to fulfill customer orders, and we are maximizing our product mix to prioritize production of our high-demand items. Our coffee manufacturing facilities are, however, at or nearing full production capacity. From a green coffee perspective, we are in regular contact with our suppliers to better understand their ability to meet existing orders and the potential impact of government actions on their business. We are also in contact with global logistics providers to monitor potential shifts in capacity to confirm that our needs will be met.

Actions We’re Taking
To ensure the ongoing ability to service our customers, we expect to prioritize production of our top items and make proactive cuts in the near future to orders, including items with reduced demand.

Pet Food and Pet Snacks

Current Operations Status
Our pet food and pet snacks manufacturing facilities are running at or near full production capacity. We have added all available production days and continue to optimize our production mix to support the highest turn/volume items. We are in regular contact with our suppliers and co-pack network to understand their ability to meet existing orders and any potential impact of government actions.

Actions We’re Taking
To ensure the ongoing ability to service our customers, we expect to make proactive cuts for certain products in the near future.

At this point, due to the supply chain complexity and timing of specific initiatives we will not be able to offer any additional inventory over and above normal monthly demand on the following businesses:
•Select items of Natural Balance® dry dog food
•All wet dog and cat food items across the Natural Balance®, Nature’s Recipe® and Rachael Ray™ Nutrish® brands
•Milk-Bone® Brushing Chews

Guidance regarding items previously communicated to be on allocation has not changed at this time.

What impact has COVID-19 had on The J.M. Smucker Company’s manufacturing operations?
To date, our manufacturing facilities have not been significantly impacted. We have full production capacity available at all locations at this time. While the situation is fluid, we have evaluated all manufacturing locations and do not anticipate any staffing shortages in the near term.

What is The J.M. Smucker Company doing to maintain service levels?
We are currently increasing weekend availability at our distribution centers with additional appointments. We are also meeting daily with our cross functional supply chain teams and strategic partners (3PLS, carriers and suppliers) to communicate any changes we are observing and doing everything possible to adjust accordingly.

What can customers do to help improve order efficiency?
Ordering in full pallet quantities whenever possible will help us process orders faster. Also, communicating priority purchase orders will help us better manage shipments from of our distribution centers.

How is COVID-19 impacting The J.M. Smucker Company’s customer logistics capabilities?
We are working closely with all our logistics partners to minimize any material negative impact but note the following short-term issues we are actively working to address:
•Due to increased demand, core service metrics (case-fill and on-time delivery) may be lower than traditional levels.
•Steps are being taken to smooth order volume, which could result in orders being shifted out 4 – 6 days. Communication will be provided to customers whose purchase orders are impacted by this potential change.
•We are doing our best to meet committed quantities but at times product may not be in the most efficient location within our network. Our teams are working diligently to ensure product is deployed appropriately to support our commitments.
•Transportation capacity is starting to become constrained in the Northeast and Western parts of the United States, which could impact timeliness of future deliveries.

Is The J.M. Smucker Company able to complete retailer-specific forms on item availability?
Unfortunately, at this time, we are not able to complete retailer-specific forms on item availability due to the fluidity of the situation.

What is The J.M. Smucker Company doing to support those in its communities most impacted by COVID-19?
We are continuing to work with our long-time partners, which include the United Way, Red Cross, Rescue Bank and Feeding America, among others, to provide support to the people and pets most impacted by COVID-19.

Thank you again for your continued partnership, particularly in disruptive times like we are all experiencing. As we’ve demonstrated, our teams are actively managing our business with the intent to avoid, or at the very least minimize, customer disruption. If you have any questions, please contact your regular Smucker representative.

Sincerely,
Geoff Tanner
Chief Marketing and Commercialization Officer
The J.M. Smucker Company